DATED THIS 28TH DAY OF SEPTEMBER 2001

BETWEEN

NU SKIN ENTERPRISES, INC.
(as VENDOR)

AND

KIOW KIM YOON
(as PURCHASER)

SUPPLEMENTAL AGREEMENT
(to the Sale and Purchase of Shares
Agreement dated 17 August 2001)

KHAW & PARTNERSADVOCATES
& SOLICITORS

KUALA LUMPUR

     THIS SUPPLEMENTAL AGREEMENT made this 28th day of September 2001

BETWEEN

NU SKIN ENTERPRISES, INC., a company incorporated in the State of Delaware, United States of America and having its principal place of business at 75 West Center Street, Provo, Utah 84601, United States of America of the one part

AND

KIOW KIM YOON, FRANKIE (NRIC No. 570723-08-6077) (Former NRIC No. 5276427) of 27, Jalan Keruing, Kebun-Teh Park, Johor Baru of the other part.

   WHEREAS:-

I.	SPA

A)

By the SPA, the VENDOR has agreed to sell to the PURCHASER and the PURCHASER has agreed to purchase from the VENDOR, upon the terms and subject to the conditions contained in the SPA, an aggregate of 600,000(Six Hundred Thousand) Ordinary NSMH Shares.

B)	The completion of the SPA is conditional upon inter alia the grant by the MDTCA of its approval for the issue of a DS Licence upon such terms and conditions acceptable to NSM and the VENDOR.

II.	DS LICENCE GRANTED TO NSM

A)	Following MDTCA’s request that NSM increases its issued and paid up share capital to not less than RM2,500,000.00(Ringgit Two Million and Five Hundred Thousand):-

i)

NSMH has on 29 August 2001 increased its issued and paid up share capital to RM2,500,002.00 (Ringgit Two Million Five Hundred Thousand and Two) divided into 2 (Two) Ordinary NSMH Shares and 2,500,000(Two Million and Five Hundred Thousand) ICPS; and

ii)

NSM has on 29 August 2001 increased its issued and paid up share capital to RM2,500,002.00 (Ringgit Two Million Five Hundred Thousand and Two) divided into 2,500,002(Two Million Five Hundred Thousand and Two) Ordinary NSM Shares.

B)

By its letter dated 12th September 2001 bearing reference KPDN (DN) (JL) 8/6/1-935 Jld 5(3) to NSM, the Controller of Direct Sales of the MDTCA approved NSM’s application for a DS Licence for a duration of 1 (One) year subject, among others, to the condition that it ensures that at least 40%(Forty Percent) of the shares in NSM are held by Bumiputra.

C)	The DS Licence was issued by the MDTCA to NSM on 18th September 2001.

III.	RESTRUCTURE OF NSMH

A)	To fulfil, among others, the equity condition in the DS Approval:-

i)	the PURCHASER is willing to purchase from the VENDOR only 30%(Thirty Percent) of the enlarged share capital of NSMH and not 40%(Forty Percent) as envisaged in the SPA; and

ii)

the VENDOR is willing to restructure NSMH (as the holding company of NSM) and to divest, in the manner described in Recitals III(B) to III(D), its right to 70% (Seventy percent) of its effective equity shareholdings in NSM to Malaysians, including 40%(Forty percent) thereof to Bumiputera Malaysians.

B)	The VENDOR is currently still in discussions with LEMBAGA TABUNG ANGKATAN TENTERA with a view to its being the Malaysian Bumiputera investor to whom the VENDOR will divest its rights to the 20% Block.

C)

The PURCHASER has agreed that following NSE’s divestment of its rights to the 20% Block to LEMBAGA TABUNG ANGKATAN TENTERA and/or the Other Bumiputera Investor, the equity interests of the PURCHASER in the enlarged share capital of NSMH will be diluted accordingly.

D)	As currently envisaged, NSMH's equity restructuring exercise require the VENDOR:-

i)

to convert 1,999,999 (One Million Nine Hundred Ninety Nine Thousand Nine Hundred ------- and Ninety Nine) ICPS into 1,999,999 (One Million Nine Hundred Ninety Nine Thousand Nine Hundred and Ninety Nine) Ordinary NSMH Shares;

ii)

to complete in accordance with the provisions of this Agreement and SPA(Nadzmi), the sale by the VENDOR to the PURCHASER and Dato’Nadzmi respectively of the Sale Shares and 500,001(Five Hundred Thousand and One) Ordinary NSMH Shares.

iii)	following the fulfilment of all of the conditions precedent under the SPA(OBI) for the sale of the 20% Block to the Other Bumiputera Investor:-

a)	to convertthe remaining 500,001 (Five Hundred and One) ICPS held by the VENDOR in NSMH into 500,001 (Five Hundred and One) NSMH Shares; and

b)	tocomplete in accordance with the provisions of the SPA(OBI), the sale by the VENDOR to the Other Bumiputera Investor of the 20% Block.

IV.	VARIATIONS TO THE SPA

The Parties wish to vary the SPA to effect such amendments to the provisions of the SPA as are necessary to carry the Parties’ intention described in Recital III into effect.

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS &INTERPRETATION

1.1	Definitions

In this Supplemental Agreement, unless the context otherwise requires:-

1.1.1	subject to Clause 1.1.2, all expressions used herein and defined in the SPA shall have the meanings given to them by the SPA; and

1.1.2	the following expressions shall have the meanings set forth opposite such expressions:-

“SPA”	the Sale and Purchase Agreement dated 17 August 2001 and made between the VENDOR and the PURCHASER in respect of the Sale Shares

“20% Block”

500,001(Five Hundred Thousand and One) Ordinary NSMH Shares as is equivalent to 20%(Twenty Percent) of NSMH’s enlarged issued share capital following the shares conversion referred to in Recital III(D)(iii)(a)

1.2	Interpretation

1.2.1 The provisions of Clause 1.2 of the SPA shall apply mutadis mutandis to this Supplemental Agreement.

1.2.2

Subject only to the variations herein contained and such modifications to the SPA as may be necessary for the construction thereof as a result of the variations thereto effected by this Supplemental Agreement, the provisions of the SPA shall remain in full force and effect.

1.2.3	In construing the SPA, such reference as may be necessary may be made to such agreement.

1.2.4	In the event of a conflict between the provisions of this Supplemental Agreement and the SPA, the provisions of this Supplemental Agreement shall prevail.

2.	AGREEMENT FOR THE VARIATION OF THE SPA

     The Parties hereby agrees that the agreement under the SPA shall be revised as follows:-

2.1

that the PURCHASER will purchase from the VENDOR an aggregate of 30% (Thirty Percent) of the enlarged issued share capital of NSMH following upon the conversion of the ICPS described in Recital III(D)(iii)(a) and not 40% (Forty Percent) as provided for in the SPA;

2.2

that the aggregate number of NSMH Ordinary Shares to be sold by the VENDOR and purchased by the PURCHASER shall be 750,000 (Seven Hundred and Fifty Thousand) only and not 600,000 (Six Hundred Thousand) NSMH Ordinary Shares under the SPA and another 300,000 (Three Hundred Thousand) Ordinary NSMH Shares subsequently following the fulfilment of conditions precedent under the SPA(OBI) as provided for under the SPA; and

2.3	that the Purchase Price payable by the PURCHASER for the Sale Shares (as varied) is reduced to RM13,380,000 (Ringgit Thirteen Million Three Hundred and Eighty Thousand).

3.	VARIATIONS TO THE SPA

3.1	Variations to the definitions provisions contained in the SPA

3.1.1	The expression "10% Block" and the meaning assigned thereto in the SPA shall be deemed to be deleted;

3.1.2

The respective meanings assigned to the expressions stated in column (1) below and contained in Clause 1.1 of the SPA shall be deemed to be deleted and in place thereof, the meanings stated in column (2) below opposite the respective expressions stated in column (1) below shall be deemed to be inserted:-

“Other Bumiputra Investor”	such prospective Malaysian Bumiputera investor(s) (other than Dato’Nadzmi) as is identified by and as is acceptable to the VENDOR to acquire the 20% Block

"Purchase Price"	RM13,380,000 (Ringgit Thirteen Million Three Hundred and Eighty Thousand)

“Sale Shares”

750,000 (Seven Hundred and Fifty Thousand) Ordinary NSMH Shares to be held by the VENDOR as the registered holder and beneficial owner thereof following the conversion of ICPS referred to in Recital III(D)(i)

“SPA(Nadzmi)”

the sale and purchase agreement for the sale by the VENDOR and the purchase by Dato’Nadzmi of 500,001(Five Hundred Thousand and One) Ordinary NSMH Shares and includes such variations and modifications as may be agreed between the parties thereto

“SPA(OBI)”

the sale and purchase agreement for the sale by the VENDOR and the purchase by the Other Bumiputera Investor of the 20% Block and includes such variations and modifications as may be agreed between the parties thereto

3.1.3	The following expressions in and the respective meanings assigned to them below shall be deemed to be inserted in Clause 1.1 of the SPA:-

“20% Block”

500,001(Five Hundred Thousand and One) Ordinary NSMH Shares as is equivalent to 20%(Twenty Percent) of NSMH’s enlarged issued share capital following the shares conversion referred to in Recital III(D)(iii)(a)

3.2	Variations to Clause 4.2 of the SPA

3.2.1	The provisions of Clause 4.2.1 of the SPA shall be deleted in their entirety and in place thereof, the following provisions shall be deemed substituted.

4.2.1

convert 1,999,999(One Million Nine Hundred and Ninety Nine Thousand Nine Hundred Ninety Nine) ICPS in NSMH held by the VENDOR into 1,999,999(One Million Nine Hundred and Ninety Nine Thousand Nine Hundred Ninety Nine) Ordinary NSMH Shares”;

3.2.2	The provisions of Clause 4.2.2 of the SPA shall be amended by inserting after the semicolon ";" the word "and";

3.2.3	The provisions of Clause 4.2.3 of the SPA shall be amended by deleting the word “; and”and in place thereof, a full stop “.”shall be inserted; and

3.2.4	The provisions of Clause 4.2.4 of the SPA shall be deleted in its entirety.

3.3	Variations to Annexure 1 to the SPA

The provisions of paragraph 2 of “Annexure 1” to the SPA shall be deemed to be deleted in their entirety and in place thereof, the following provisions shall be deemed to be substituted.

"2.	The PURCHASER CONFIRMS its receipt from the VENDOR of the original share certificate(s) to the Sale Shares issued in the name of the PURCHASER".

4.	COUNTERPARTS

     This Supplemental Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the Parties may execute this Supplemental Agreement by signing any such counterpart.

     IN WITNESS WHEREOF the Parties have hereunto executed this Supplemental Agreement the day and year first above written.

SIGNED BY	)

for and on behalf of	)
NU SKIN ENTERPRISES, INC	)
the VENDOR aforesaid	)
in the presence of:-)
/s/ Truman Hunt Truman Hunt

signature of witness
Name:
Passport No:

SIGNED BY	)
KIOW KIM YOON	)
the PURCHASER aforesaid	)
in the presence of:-)
/s/ Kiow Kim Yoon Kiow Kim Yoon

signature of witness

Name:
NRIC/Passport No:

This is the execution page of the Supplemental Agreement dated the 28th day of September 2001 between NU SKIN ENTERPRISES, INC. and KIOW KIM YOON, FRANKIE in respect of the sale and purchase of shares in NU SKIN MALAYSIA HOLDINGS SDN. BHD.